UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 1, 2010
Date of Report (date of earliest event reported)

SENORX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33382	33-0787406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Morgan, Irvine, California 92618
(Address of principal executive offices)

(949) 362-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of SenoRx, Inc. (“SenoRx”) was held at 9:00 a.m. local time on July 1, 2010, at SenoRx’s corporate headquarters at 3 Morgan, Irvine, California 92618-1917.

The issued and outstanding shares of stock of SenoRx entitled to vote at the special meeting consisted of 17,642,048 shares of common stock.  The stockholders of SenoRx voted on two matters at the special meeting, both of which were approved pursuant to the following final voting results from the special meeting:

(1)  A proposal to adopt the Agreement and Plan of Merger, dated as of May 4, 2010, as it may be amended from time to time, among C. R. Bard, Inc., a New Jersey corporation (“Bard”), Raptor Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Bard, and SenoRx, pursuant to which SenoRx will be acquired by Bard.

FOR	AGAINST	ABSTAIN
14,935,350	20,500	6,522

(2)  A proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN
14,832,347	123,203	6,822

SenoRx expects to close the merger with Bard on or about July 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENORX, INC.

Date: July 1, 2010	By:	/s/ Kevin J. Cousins
Kevin J. Cousins
Chief Financial Officer, Vice President, Finance